UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

NanoFlex Power Corporation

(Exact name of registrant as specified in its charter)

Florida	333-187308	46-1904002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17207 N. Perimeter Dr., Suite 210

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

(former name or former address, if changed since last report)

Registrant’s telephone number, including area code: 480-585-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 12, 2017, NanoFlex Power Corporation, a Florida corporation (the “Company”) entered into a Securities Purchase Agreement with Power Up Lending Group Ltd. (“Power Up”) pursuant to which Power Up purchased a convertible promissory note evidencing a loan of $128,000. On December 12, 2017, the Company issued Power Up a $128,000 convertible promissory note (the “Power Up Note”). The Power Up Note entitles the holder to 12% interest per annum and matures on September 20, 2018.

Power Up may convert the Power Up Note into shares of the Company’s common stock beginning on the date which is 180 days from the issuance date of the Power Up Note, at a price equal to 61% of the average of the lowest two trading prices during the 15 trading day period ending on the last complete trading date prior to the date of conversion, provided, however, that Power Up may not convert the Power Up Note to the extent that such conversion would result in Power Up’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by Power Up and its affiliates.

If the Company prepays the Power Up Note within 30 days of its issuance, the Company must pay all of the principal at a cash redemption premium of 110%; if such prepayment is made between the 31st day and the 60th day after the issuance of the Power Up Note , then such redemption premium is 115%; if such repayment is made from the sixty first 61st to the 90th day after issuance, then such redemption premium is 120%; and if such repayment is made from the 91st to the 180th day after issuance, then such redemption premium is 125%. After the expiration of the 180 days following the issuance, there shall be no further right of pre-payment.

In connection with the Power Up Note, the Company’s transfer agent reserved 4,728,700 shares of the Company’s common stock, in the event that the Power Up Note is converted. The funds for the Power Up Note were received by the Company on December 15, 2017.

The foregoing descriptions of the Securities Purchase Agreement with Power Up and the Power Up Note are qualified in their entirety by reference to the full text of the form of Securities Purchase Agreement and the form of the Power Up Note, copies of which are filed herewith as Exhibit 10.1 and 10.2 respectively, and are incorporated by reference herein.

On December 12, 2017, the Company entered into a Securities Purchase Agreement with Morningview Financial, LLC (“MV”) pursuant to which MV purchased a convertible promissory note evidencing a loan of $100,000. On December 12, 2017, the Company issued MV a $100,000 convertible promissory note (the “MV Note”) which had a purchase price of $95,000 and an original issue discount of $5,000. The MV Note entitles the holder to 8% interest per annum and matures on December 12, 2018.

MV may convert the MV Note at any time after the issuance date of the note and up until the 180th calendar day after the issuance date of the MV Note into shares of the Company’s common stock at a conversion price of $.50 per share. After the 180th calendar day after the issuance date of the MV Note, MV can convert the MV Note into shares of the Company’s common stock, at a price equal to 58% of the lowest trading price during the 20 trading day period ending on the last complete trading date prior to the date of conversion, provided, however, that MV may not convert the note to the extent that such conversion would result in MV’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by MV and its affiliates. MV also has the right under the MV note to waive such 4.99% limit and increase this up to 9.99%.

If the Company prepays the MV Note within 90 days of its issuance, the Company must pay all of the principal at a cash redemption premium of 130%; if such prepayment is made between the 91st day and the 120th day after the issuance of the MV Note, then such redemption premium is 135%; and if such repayment is made from the 121st day after issuance to the 180th day after issuance, then such redemption premium is 130%. After the expiration of the 180 days following the issuance, there shall be no further right of pre-payment.

In connection with the MV Note, the Company’s transfer agent reserved 8,679,728 shares of the Company’s common stock, in the event that the MV Note is converted. The funds for the MV Note were received by the Company on December 19, 2017.

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The foregoing descriptions of the Securities Purchase Agreement with MV and the MV Note are qualified in their entirety by reference to the full text of the form of Securities Purchase Agreement and form of MV Mote, copies of which are filed herewith as Exhibit 10.3 and 10.4 respectively, and are incorporated by reference herein.

On December 15, 2017, the Company entered into a Securities Purchase Agreement with Firstfire Global Opportunities Fund, LLC (“First”) pursuant to which First purchased a convertible promissory note evidencing a loan of $135,000. On December 15, 2017, the Company issued First a $135,000 convertible promissory note (the “First Note”). The First Note entitles the holder to 12% interest per annum and matures nine months from the issuance date.

First may convert the First Note at any time after the issuance date of the First Note and up until the 179th calendar date of the issuance of the Fist Note, into shares of the Company’s common stock at a conversion price of $.50 per share. However, after the earlier of the 180th date after issuance of the First Note or upon the occurrence of an event of default under the First Note, then the conversion price shall be the lower of $.50 or a price equal to 60% of the lowest trading price during the 20 trading day period ending on the last complete trading date prior to the date of conversion, provided, however, that First may not convert the note to the extent that such conversion would result in First’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by First and its affiliates. First also has the right under the First Note to waive such 4.99% limit.

If the Company prepays the First Note within 90 days of its issuance, the Company must pay all of the principal at a cash redemption premium of 135%; if such prepayment is made between the 91st day and the 120th day after the issuance of the First Note, then such redemption premium is 140%; and if such repayment is made from the 121st day after issuance to the 180th day after issuance, then such redemption premium is 145%. After the expiration of the 180 days following the issuance, there shall be no further right of pre-payment.

In connection with the First Note, the Company’s transfer agent reserved 20,000,000 shares of the Company’s common stock, in the event that the First Note is converted. The funds for the First Note were received by the Company on December 21, 2017.

In connection with the First Note, the Company executed a confession of judgment, which allows First, in the event of an occurrence of a default under the First Note, to get a judgment in a New York Court without having to file a lawsuit and obtain a judgment after an opportunity to be heard before a judge or jury.

Pursuant to the Securities Purchase Agreement with First, on December 15, 2017, the Company also issued to First a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $.50 per share subject to certain anti-dilution adjustments. The warrant has a 3-year term and expires on December 15, 2020.

The foregoing descriptions of the Securities Purchase Agreement with First and the First Note, and the warrant, are qualified in their entirety by reference to the full text of the form of Securities Purchase Agreement and form of First Note, and the Form of the warrant, copies of which are filed herewith as Exhibit 10.5, Exhibit 10.6 and Exhibit 10.7 respectively, and are incorporated by reference herein.

The Company intends to pay off the Power Up Note, the MV Note and the First Note prior to the conversion of these notes with funding it plans to raise from additional financings. If the Company does not make such prepayments of these notes, it shall be subject to the redemption premiums set forth in each note as described above for each such note. Further, if either the Power Up Note, the MV Note or the First Note are converted prior to the Company paying off such notes, it would lead to substantial dilution to the Company’s shareholders as a result of the conversion prices for such notes being below the market price. There can be no assurance that the additional funds will be available to the Company when needed to pay of these notes, or if available, on terms that will be acceptable to the Company or its shareholders. If the Company fails to obtain such additional financing on a timely basis, the noteholders may convert their notes and sell the underlying shares which may result in significant dilution to shareholders due to the conversion discount, as well as a significant decrease in our stock price.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No	Description

10.1	Securities Purchase Agreement with Power Up Lending Group.

10.2	Convertible Promissory Note with Power Up Lending Group.

10.3	Securities Purchase Agreement with Morningview Financial, LLC.

10.4	Convertible Promissory Note with Morningview Financial, LLC.

10.5	Securities Purchase Agreement with FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC.

10.6	Convertible Promissory Note with FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC.

10.7	Warrant issued to FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoFlex Power Corporation

Date: December 22, 2017	By:	/s/ Dean L. Ledger
Name: Dean L. Ledger
Title: Chief Executive Officer

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